Exhibit 10.2

December 21, 2014

Lewis C. Pell

40 Ramland Road

Orangeburg, New York 10962

Re:  Termination of Letter Agreement

Dear Mr. Pell:

Reference is made to that certain letter regarding maintenance of liquidity addressed by you to Vision Sciences, Inc. (the “Company”) dated October 24, 2014 (the “Letter”).

This letter will confirm our agreement that the Letter will terminate automatically effective at the Effective Time as defined in the Agreement And Plan Of Merger by and among Visor Merger Sub LLC, the Company and Uroplasty, Inc. dated as of the date hereof.

Sincerely,

Vision-Sciences, Inc.

By:	/s/ Howard Zauberman
Howard Zauberman, President and CEO

Acknowledged and agreed:

/s/ Lewis C. Pell
Lewis C. Pell